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
                                                 Exhibit 11


                                            WVS Financial Corp.
                               Statement Re Computation of Per Share Earnings

                                              Three Months Ended                   Twelve Months Ended
                                                    June 30,                             June 30,
                                              1997             1996              1997              1996
                                         -----------       -----------       -----------       -----------
Weighted average common shares
  outstanding .....................        1,743,286         1,736,505         1,738,563         1,736,426

Average unearned ESOP shares ......          (47,697)          (59,809)          (53,665)          (62,745)
Common stock equivalents
  (stock options) .................           66,100            62,562            67,318            58,667
                                         -----------       -----------       -----------       -----------
Weighted average common shares
  and common stock equivalents
  used to calculate primary
  earnings per share ..............        1,761,689         1,739,258         1,752,216         1,732,348

Additional common stock equivalents
  (stock options) used to calculate
  fully diluted earnings per share             1,776                69             2,226             2,119
                                         -----------       -----------       -----------       -----------

Weighted  average common shares and
 common stock  equivalents  used to
 calculate fully diluted earnings
  per share .......................        1,763,465         1,739,327         1,754,442         1,734,467
                                         ===========       ===========       ===========       ===========

Net income ........................      $   882,559       $   775,674       $ 2,958,878       $ 3,576,646
                                         ===========       ===========       ===========       ===========

Earnings per share:
  Primary .........................      $      0.50       $      0.45       $      1.69       $      2.06
  Fully diluted ...................      $      0.50       $      0.45       $      1.69       $      2.06
                                         ===========       ===========       ===========       ===========

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